Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

2 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
50,740	$14.65	2 November 2004	Rank equally
37,000	$9.53	2 November 2004	Rank equally
84,000	$13.26	2 November 2004	Rank equally
171,740

Paid up and quoted capital:  1,778,615,931 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

4 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
27,808	$14.65	4 November 2004	Rank equally
27,808

Paid up and quoted capital:  1,778,643,739 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

5 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
37,674	$10.51	5 November 2004	Rank equally
45,455	$13.32	5 November 2004	Rank equally
60,782	$14.70	5 November 2004	Rank equally
143,911

Paid up and quoted capital:  1,778,787,650 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

9 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
10,000	$14.23	9 November 2004	Rank equally
41,100	$14.65	9 November 2004	Rank equally
108,000	$13.26	9 November 2004	Rank equally
159,100

Paid up and quoted capital:  1,778,946,750 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

9 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
1,534	N/A	9 November 2004	Rank equally
1,059	N/A	9 November 2004	Rank equally
2,593

Paid up and quoted capital:  1,778,949,343 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

11 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
40,000	$13.26	11 November 2004	Rank equally
40,000

Paid up and quoted capital:  1,778,989,343 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

15 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
1,477,580	$10.829	15 November 2004	Rank equally
1,477,580

Paid up and quoted capital:  1,780,466,923 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

16 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
409,095	$13.32	16 November 2004	Rank equally
72,320	$12.75	16 November 2004	Rank equally
95,000	$9.53	16 November 2004	Rank equally
72,000	$13.26	16 November 2004	Rank equally
648,415

Paid up and quoted capital:  1,781,115,338 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

18 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
30,000	$13.26	18 November 2004	Rank equally
7,425	$14.65	18 November 2004	Rank equally
90,910	$13.32	18 November 2004	Rank equally
129,835	$14.70	18 November 2004	Rank equally
31,388	$13.59	18 November 2004	Rank equally
7,957	$16.34	18 November 2004	Rank equally
297,515

Paid up and quoted capital:  1,781,412,853 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)